Exhibit 23.1
[LETTERHEAD OF KPMG LLP]
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Martin Midstream GP LLC:
We consent to the incorporation by reference in this registration statement on Form S-8 of Martin Midstream Partners L.P. of our report dated January 22, 2007, with respect to the consolidated balance sheet of Martin Midstream GP LLC as of December 31, 2005, which report appears in the Form 8-K of Martin Midstream Partners L.P. dated January 23, 2007.
/s/ KPMG LLP
Shreveport, Louisiana
January 22, 2007